UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - May 28, 2010

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zipcode)

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Department of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Effective May 28, 2010, Michael Schlehr resigned as Vice President and Chief Financial Officer of IEC Electronics Corp. (the "Company).

(c)
Susan E. Topel-Samek was appointed Vice President and Chief Financial Officer of the Company effective May 31, 2010.  Mrs. Topel-Samek, age 52, served as Vice President and Treasurer for Bausch & Lomb, Inc. from February, 2008 to June, 2009.  In that capacity, she managed all aspects of traditional treasury areas and the global risk management/insurance, real estate and environment/health/safety operations reported to her.  She began her career at Bausch & Lomb in June, 1978 in MIS department and then held a variety of positions of increasing responsibility as Vice President of global risk management and environment/health/safety and assistant treasurer.  She holds an M.B.A. from the William E. Simon Graduate School of Business Administration at the University of Rochester and is a member of Beta Gamma Sigma Society.

Under the terms of a Letter Agreement with the Company, Mrs. Topel-Samek will receive an annual base salary of $175,000 and incentive stock options for 40,000 shares of stock, at an exercise price of $4.42 per share, the closing price of the Company's stock on the date of grant (the first day of her employment).  The option has a seven year term and will vest as follows: 50% on June 1, 2013 and 50% on June 1, 2014.  In addition, Mrs. Topel-Samek will receive 10,000 shares of restricted stock.  The restrictions will lapse after one year from the date the restricted stock is awarded.  In the event of Mrs. Topel-Samek's termination of employment for any reason other than cause she will be entitled to six months of severance compensation.  She is entitled to participate in the Company's Annual Management Incentive Plan with a guaranteed first year's payment of $30,625.  The Letter Agreement also contains provisions relating to confidentiality and non-competition.

(e)
Pursuant to the terms of his original offer letter, Mr. Schlehr will receive salary continuation for a period of six months ($80,500) and medical insurance for six months (estimated at $2,700) each of which may be reduced if Mr. Schlehr receives compensation or medical coverage from another employer during the six-month period.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by IEC Electronics Corp. dated June 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: June 3, 2010	By:
W. Barry Gilbert
Chairman, Chief Executive Officer